SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2001
(Date of Report — date of earliest event reported)

Stonehaven Realty Trust
(Exact name of registrant as specified in its charter)

Maryland	0-25074	39-6594066

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

4150 Olson Memorial Highway, Minneapolis, Minnesota 55422
(Address of principal executive offices)

(763) 398-1100
(Registrant's telephone number, including area code)

4101 Dalhberg Drive, Golden Valley, Minnesota 55422
(Former Name and Addresses)

Item 4. Change in Registrant's Certifying Accountants.

    On February 2, 2001, the Company's Board of Trustees appointed Boulay, Heutmaker, Zibell & Co. P.L.L.P. as independent auditors for the Company for the fiscal year ended December 31, 2000. See the Company's Current Report on Form 8-K dated November 9, 2000 which reported the resignation of the Company's previous independent auditors.

    Prior to the engagement of Boulay, Heutmaker, Zibell & Co. P.L.L.P. on February 2, 2001, during the Company's two (2) most recent fiscal years and during any subsequent interim period, neither the Company nor anyone on its behalf has consulted the Company's newly engaged auditors regarding either the application of accounting principles to a specific transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided to the Company that the new auditors concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. During such period, neither the Company nor anyone on its behalf consulted its new auditors on any matter that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 8, 2001
STONEHAVEN REALTY TRUST
	By:	/s/ DUANE H. LUND Duane H. Lund Chief Executive Officer